Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of October 28, 2025, is entered into by and among Jamf Holding Corp., a Delaware corporation (the “Company”), Jawbreaker Parent, Inc., a Delaware corporation (“Parent”), the stockholders of the Company designated on the signature pages hereto as the “Stockholders”, severally and not jointly (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Jawbreaker Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record holder and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Company Common Stock owned of record or beneficially by such Stockholder as of the date hereof (as adjusted pursuant to Section 9, collectively, the “Owned Shares”); and

WHEREAS, as a condition to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders agree, and each Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Agreement to Vote the Covered Shares.

1.1           Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement or adjournment thereof, or in connection with any action proposed to be taken by written consent of the Company Stockholders, or in any other circumstance in which the Company Stockholders act, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, vote (including via proxy) or execute consents, as applicable, with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) and not to withdraw or modify any such vote or consent with respect to, all of the Owned Shares and any additional shares of Company Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (as adjusted pursuant to Section 9, collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the Merger Agreement being objectively more economically favorable to the holders of Company Common Stock than the Merger Agreement in effect as of the date of this Agreement, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other Transactions, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede, adversely affect or materially delay the consummation of the Merger and/or the Transactions (clauses (a) and (b), collectively, the “Supported Matters”). Beginning on the date hereof until the Termination Date, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, no Stockholder has any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), each Stockholder shall be entitled to vote its Covered Shares in its sole discretion.

2.             Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) any Company Board Recommendation Change in accordance with Section 5.3(d)(i) of the Merger Agreement, (d) with respect to any Stockholder, the written election of such Stockholder to terminate this Agreement promptly following any material modification, waiver or amendment to any provision of the original unamended Merger Agreement dated as of the date hereof, without the prior written consent of such Stockholder, that reduces the amount or changes the form of consideration payable to such Stockholder pursuant to such Merger Agreement, or (d) with respect to any Stockholder, the date of termination of this Agreement as set forth in a mutual written agreement of the Company, Parent and such Stockholder (the earliest such date set forth in clauses (a) through (d), the “Termination Date”); provided, that the provisions set forth in Sections 13 to 26 shall survive the termination of this Agreement; and provided, further, that subject to the provisions set forth in Section 8.3(f) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at Law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or omission undertaken by the breaching party with actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement.

3.             Certain Covenants of the Stockholders.

3.1           Transfers. Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly permitted by this Agreement, (a) such Stockholder shall not, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership or voting power or any other interest thereof or therein (including by operation of Law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement or (iv) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.1 shall be void ab initio. Notwithstanding anything to the contrary in this Section 3.1, each Stockholder may Transfer any or all of its Covered Shares (x) to any other Stockholder or (y) to such Stockholder’s Affiliates (collectively, an “Affiliate Transfer”); provided, that, prior to and as a condition to the effectiveness of an Affiliate Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be Transferred shall have executed and delivered to the Company and Parent a counterpart of this Agreement pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof applicable to a Stockholder in which case such Person shall be deemed a Stockholder hereunder.

3.2           No Solicitation. Each Stockholder solely in its capacity as a stockholder of the Company, shall not, and shall not instruct, authorize or knowingly permit any of its Representatives acting on its behalf to, directly or indirectly, prior to the Termination Date, take any action that would violate Section 5.3 of the Merger Agreement if such Stockholder were deemed to be the Company for purposes of Section 5.3 of the Merger Agreement (it being understood that the Stockholder and its Representatives shall be entitled to take any action that the Company is permitted to take or would be permitted to take, in each case, in accordance with Section 5.3 of the Merger Agreement). For clarity, the term “Representative” shall include any general partner of such Stockholder that is affiliated with such Stockholder.

4.             Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:

4.1           Due Authority. The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

4.2           No Conflict. The execution and delivery of, compliance with and performance by the Stockholder of this Agreement does not and will not (a) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (a), (b), (c) and (d) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

4.3           Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable Antitrust Laws and Foreign Investment Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

4.4           Ownership of the Owned Shares.

(a)             The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Stockholder has not entered into any agreement to transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.

4.5           Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to restrict, prohibit, prevent, materially delay or materially impair the performance by the Stockholder of its obligations under this Agreement.

4.6           Related Party Agreements. Other than the Affiliate Contracts (as defined below), the Stockholder is not party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business.

5.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

5.1           Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

5.2           No Conflict. The execution and delivery of, compliance with and performance by the Company of this Agreement does not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other Transactions, (a) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (b) conflict with or result in a violation or breach of any applicable Law, (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (d) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, other than any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to prevent, materially delay or materially impair the performance by the Company of its obligations under this Agreement.

6.             [Reserved]

7.             Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Termination Date. This Section 7 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

8.             Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to all of the Covered Shares with respect to the Merger and the Transactions.

9.             Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.           Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

11.           Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below.

If to the Stockholders to:

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Attn: ****

Email: Christina Lema

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Daniel Wolf, P.C.; David M. Klein, P.C.

Email: ****; ****

if to the Company (prior to the Effective Time) to:

Jamf Holding Corp.

100 Washington Ave. S. Suite 1100

Minneapolis, MN 55401

Attn: Jeff Lendino

Email: ****

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Daniel Wolf, P.C.; David M. Klein, P.C.

Email: ****; ****

if to Parent to:

c/o Francisco Partners Management, L.P.

One Letterman Drive, Building C – Suite 410

San Francisco, CA 94129

Attn: Brian Decker; Karl Shum; Legal Notices

Email: ****; ****; ****

with a copy (which will not constitute notice) to:

Simpson Thacher & Barlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attn: Atif Azher; Robert Langdon; Naveed Anwar

Email: ****; ****; ****

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 11, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 11 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 11.

12.           Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The word “or” means “and/or.” The words “include,” “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

13.           Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

14.           Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record or beneficial owner of such Stockholder’s Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s Subsidiaries from taking, or refraining from taking, any action in his or her capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries, including complying with his or her fiduciary obligations, and any such action taken, or any such inaction in each case, in any such capacity as a director, officer or employee shall not constitute a breach of this Agreement.

15.           No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16.           Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (a) irrevocably consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of or relates to this Agreement, (b) the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11 or in such other manner as may be permitted by applicable Law, but nothing in this Section 16 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (c) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.           Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

18.           Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, the other parties would not have entered into this Agreement.

19.           Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Stockholder or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

20.           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction.

21.           Counterparts. This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means (including, for the avoidance of doubt, via DocuSign or any similar electronic signature platform) intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic mail or otherwise as authorized by the prior sentence) to the other parties.

22.           Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

23.           No Presumption Against Drafting Party. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

24.           No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover Laws and regulations, and any applicable provision of the Charter, the Merger Agreement, this Agreement and the Transactions, including the Merger.

25.           Public Announcements. Parent and each Stockholder shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the Transactions, and other than as expressly otherwise set forth herein. Each Stockholder consents to and authorizes the publication and disclosure by Parent, the Company and their respective Affiliates of its identity and holding of the Covered Shares and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Authority (provided, that such disclosing party shall give the Stockholders a reasonable opportunity to review and comment on such publications or disclosures prior to them being made public, except in the case of any information (including summaries thereof) included in such publications or disclosures that is already publicly available, including in Parent’s, the Company’s and/or the Stockholders’ filings with the SEC). Parent consents to and authorizes the publication and disclosure by each Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any disclosure required by the SEC or other Governmental Authority to be made by the Stockholders or their Affiliates in connection with the Merger. Nothing set forth herein shall limit any disclosure by Parent or any Stockholder to its or its Affiliates’ general or current or prospective limited partners or members, or other Affiliates, on a confidential basis.

26.           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Covered Shares, except as otherwise specifically provided herein.

27.           Termination of Affiliate Contracts. The Company and the Stockholders hereby agree that: (i) that certain Amended and Restated Director and Nomination Agreement, dated as of September 1, 2020, by and among the Company, the Stockholders and VEP Group, LLC (the “Director Nomination Agreement”) shall, subject to the terms set forth in this Section 27, survive the Closing in full (other than with respect to Sections 1 through 3 therein, which shall terminate effective as of the Closing without any continuing liability to the Company or any of its Subsidiaries), and (ii) that certain Registration Rights Agreement, dated as of July 24, 2020, among the Company, the Stockholders and each other person who executes a joinder thereto (the “Registration Rights Agreement,” and together with the Director Nomination Agreement, the “Affiliate Contracts”) shall, subject to the terms set forth in this Section 27, survive the Closing solely with respect to Section 6 thereof and any other section thereof necessary for the enforcement of the parties’ rights and obligations under Section 6 thereof, (the surviving provisions as expressly contemplated for in (i) and (ii) above, the “Surviving Provisions”). Except for the Surviving Provisions, all other sections of the Affiliate Contracts shall terminate in full at the Closing without any continuing liability to the Company or any of its Subsidiaries.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDERS:

VISTA EQUITY PARTNERS FUND VI, L.P.:

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

VISTA EQUITY PARTNERS FUND VI-A, L.P.:

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

VEPF VI FAF, L.P.:

By: Vista Equity Partners Fund VI GP, L.P.
Its: General Partner

By: VEPF VI GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

[Signature Page to Voting Agreement]

VISTA CO-INVEST FUND 2017-1, L.P.:

By: Vista Co-Invest Fund 2017-1 GP, L.P.
Its: General Partner

By: Vista Co-Invest Fund 2017-1 GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

VEPF VI CO-INVEST 1, L.P.:

By: VEPF VI Co-Invest 1 GP, L.P.
Its: General Partner

By: VEPF VI Co-Invest 1 GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

JAMF HOLDING CORP.

By:	/s/ John Strosahl
	Name:	John Strosahl
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

JAWBREAKER PARENT, INC.

By:	/s/ Brian Decker
	Name:	Brian Decker
	Title:	Authorized Signatory

[Signature Page to Voting Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares
Vista Equity Partners Fund VI, L.P.	24,312,715
Vista Equity Partners Fund VI-A, L.P.	14,687,388
VEPF VI FAF, L.P.	295,855
Vista Co-Invest Fund 2017-1, L.P.	4,490,966
VEPF VI Co-Invest 1, L.P.	1,571,838